Exhibit (e)(2)

CONFIDENTIALITY AGREEMENT

November 23, 2009

Sanofi-Aventis

174, avenue de France

75013 Paris, France

Ladies and Gentlemen:

In connection with the consideration by Sanofi-Aventis (“you” or “your”) and Chattem, Inc. (the “Company”) of a potential negotiated strategic transaction between you and the Company (a “Transaction”), you have requested certain information regarding the Company and the Company has requested certain information regarding you (such party, when disclosing such information being the “Disclosing Party” and such party when receiving such information being the “Receiving Party”). In consideration of and as a condition to furnishing such information, the Company and you agree, as set forth below, to hold such information in accordance with the provisions of this agreement and to take or abstain from taking certain other actions set forth herein.

As used in this agreement, the term “Evaluation Material” means all information, whether oral, written, graphic, photographic, electronic or otherwise and whether furnished prior to or after the execution of this agreement, that is furnished to the Receiving Party or its Representatives (defined below) by the Disclosing Party or its Representatives, and all notes, reports, analyses, forecasts, summaries, data, compilations, studies and other materials prepared by the Receiving Party or its Representatives containing, reflecting or based upon, in whole or in part, any such information. As used in this agreement, the term “Evaluation Material” does not include information that (i) is or becomes generally available to the public other than as a result of a disclosure by the Receiving Party or its Representatives in breach of the terms hereof, (ii) was available to the Receiving Party on a non-confidential basis prior to its disclosure to the Receiving Party by the Disclosing Party or any of its Representatives, (iii) becomes available to the Receiving Party on a non-confidential basis from a source other than the Disclosing Party or its Representatives, provided that such source is, to the Receiving Party’s knowledge, not bound by a legal, fiduciary or contractual obligation of confidentiality to the Disclosing Party or (iv) was independently developed by the Receiving Party or its Representatives by persons who had no access to, and developed such information without reference to, or reliance upon, the Evaluation Material.

For purposes of this agreement, the term “Representatives” shall mean, with respect to a party, such party’s directors, officers, employees, accountants, attorneys, financial advisors, consultants, other agents, advisors or representatives and affiliates. The term “person” as used in this agreement shall be broadly interpreted to include any individual, corporation, company, partnership, limited liability company, governmental or regulatory agency or body or other individual, entity or group.

Each party acknowledges and agrees that the Evaluation Material of the Disclosing Party will be used by the Receiving Party and its Representatives solely for the purpose of evaluating and implementing a Transaction, and that the Receiving Party will, and will direct its Representatives to, keep confidential all Evaluation Material and not disclose Evaluation Material to any other person except as required by legal process or governmental order (and subject to compliance with the second succeeding paragraph), and except that the Receiving Party may disclose such information to its Representatives who need to know such information for the purpose of evaluating and implementing a Transaction on the Receiving Party’s behalf if prior to providing such Representatives with such information the Receiving Party advise them of the confidential nature thereof and of the terms of this agreement, and such Representatives are directed to hold such information in accordance with the terms of this agreement. The Receiving Party shall be responsible for any breach of this agreement by its Representatives; provided that the Receiving Party shall not be responsible for any breach by any of its Representatives that have executed a separate confidentiality agreement with the Disclosing Party.

Without the prior written consent of the other party, except as required by law, legal process or governmental order (and subject to compliance with the next succeeding paragraph), neither party nor its Representatives will disclose to any person (other than such party’s Representatives who need to know such information for the purpose of evaluating and implementing a Transaction on such party’s behalf) any information regarding a possible Transaction, including, without limitation (i) the fact that discussions or negotiations may be taking place, are taking place or have taken place concerning a possible Transaction, including the status thereof or the termination of discussions or negotiations, (ii) any of the terms, conditions or other facts with respect to any such possible Transaction or of the Company’s or your consideration of a possible Transaction, (iii) that this agreement exists or the terms hereof, or that Evaluation Material has been made available to the other party or its Representatives or (iv) any opinion or view with respect to any Evaluation Material.

In the event that a party determines in good faith based upon the advice of outside counsel that it or any of its Representatives is required or requested by legal process or governmental order to disclose any Evaluation Material or any of the facts or information referred to in the immediately preceding paragraph, each party agrees to, and shall direct its Representatives to, in each case, to the extent permitted by applicable law, (i) promptly notify the Disclosing Party of the existence, terms and circumstances surrounding such requirement before such disclosure shall have been made, (ii) consult with the Disclosing Party on the advisability of taking legally available steps to resist or narrow such requirement, (iii) cooperate, at the sole cost of the Disclosing Party, with any action by the Disclosing Party to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Evaluation Material and (iv) furnish only that portion of the Evaluation Material or other information which is legally required to be disclosed and promptly notify the Disclosing Party of the nature, scope and contents of the information so disclosed.

Each party hereby agrees to submit or direct all communications, requests for additional information, requests for management meetings and/or discussions or questions regarding a possible Transaction exclusively to the individuals designated on Exhibit A hereto provided, however, that the chief executive officers of each of the Company and you may directly contact and communicate with each other to discuss the Transaction. Except as provided for in this paragraph and without limiting the generality of the confidentiality and non-disclosure obligations set forth in this agreement, in no event will a party or its Representatives communicate directly or indirectly with any employee, customer, supplier, licensee, licensor, lender or collaboration partner of the other party concerning a possible Transaction without specific written authorization from the other party.

You hereby acknowledge that you are aware, and that you will advise your Representatives who are informed as to the matters which are the subject of this agreement, that the United States securities laws prohibit any person who has received from an issuer material, non-public information concerning the matters which are the subject of this agreement from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

In the event the Receiving Party determines not to proceed with a Transaction, or the Disclosing Party in its sole discretion so requests, the Receiving Party and its Representatives shall promptly, at its election, either (i) redeliver to the Disclosing Party all written Evaluation Material and any other written material containing or reflecting, or generated from, any information in the Evaluation Material (whether prepared by the Disclosing Party, its Representatives or otherwise) or (ii) destroy all written Evaluation Material and any other written material containing or reflecting, or generated from, any information in the Evaluation Material (whether prepared by the Disclosing Party, its Representatives or otherwise) and such destruction shall be certified in writing to the Disclosing Party by an authorized officer of the Receiving Party supervising such destruction, and will not retain any copies, extracts or other reproductions in whole or in part of such written material, except for one copy which may be retained by the legal department of the Receiving Party, solely for the use of such legal department, and for such copies as may be required to be retained by the Receiving Party’s financial advisors, pursuant to such financial advisors’ legal and compliance policies. In such event, all oral Evaluation Material shall remain subject to the terms of this agreement.

Each party agrees that neither party nor any of their respective Representatives or advisors has made or makes any express or implied representation or warranty as to the accuracy or completeness of any Evaluation Material and that the only liability of either party (other than for a breach of this confidentiality agreement) shall be as expressly provided in a definitive agreement with respect to the Transaction.

Each party agrees that unless and until a definitive agreement between the parties with respect to any Transaction has been executed and delivered, neither of the parties will be under any legal obligation of any kind whatsoever with respect to such a Transaction by virtue of this or any written or oral expression except for the matters specifically agreed to in this agreement. Each party further acknowledges and agrees that (i) the other party shall have no obligation to authorize or pursue with it or any other party any transaction, (ii) it understands that the other party has not, as of the date hereof, authorized or made any decision to pursue any such transaction and (iii) the other party reserves the right, in its sole and absolute discretion and without giving any reason therefor, to reject all proposals, to pursue a transaction with another party without prior notice and to terminate discussions and negotiations with it, in each case at any time.

You agree that, for a period of eighteen (18) months from the date of this agreement, neither you nor any of your affiliates will solicit for employment or hire any person who is an executive officer or senior level manager of the Company or any subsidiary thereof as of the date hereof with whom you had contact or who became known to you in connection with your evaluation of a potential Transaction; provided, however, that the foregoing provision shall not preclude you or your affiliates from making good faith general solicitations for employees through advertisements in publications of general circulation or search firms and hiring any persons through such solicitations or from soliciting or hiring any employee that initiates employment discussions with you or your Representatives; provided, that neither you nor any of your Representatives encourages or advises such firm to approach any such employee of the Company or its subsidiaries.

Until the date that is eighteen (18) months from the date of this agreement, unless specifically requested to do so in advance by the Company, you agree not to, and to cause your controlled affiliates not to, directly or indirectly: (A) effect or seek, offer or propose (whether publicly or otherwise and whether or not subject to conditions) to effect, or announce any intention to effect or cause or participate in or in any way assist, facilitate or knowingly encourage any other person to effect or seek, offer or propose (whether publicly or otherwise and whether or not subject to conditions) to effect, or announce any intention to effect or cause or participate in, (i) the acquisition of, or obtaining any economic interest in, any right to direct the voting or disposition of, or any other right with respect to, any securities of the Company or any of its subsidiaries (or any rights, options or other securities convertible into or exercisable or exchangeable for such securities or any obligations measured by the price or value of any securities of the Company or any of its subsidiaries, including without limitation any swaps or other derivative arrangements (“Derivative Securities”)), (ii) any tender or exchange offer, consolidation, acquisition, merger, joint venture or other business combination involving the Company, any subsidiary of the Company or all or a material portion of the assets of the Company or any of its subsidiaries, (iii) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company or any of its subsidiaries, or (iv) any “solicitation” of “proxies” (as such terms are used in Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) to vote any securities of the Company or any of its subsidiaries or consents to any action from any holder of any voting securities of the Company or any of its subsidiaries or seek to advise or influence any person with respect to the voting of or the granting of any consent with respect to any voting securities of the Company; (B) form, join or in any way participate in a “group” (as such term is used in Rule 13d-5(b)(1) promulgated under the Exchange Act) with respect to any voting securities of the Company or any securities convertible into or exercisable or exchangeable for any voting securities of the Company or otherwise act in concert with any person in respect of any such securities; (C) otherwise act, alone or in concert with others, to seek representation on or to control or influence the management, board of directors or policies of the Company or to obtain representation on the board of directors of the Company; (D) enter into any discussions, arrangements, understanding or agreements with any third party with respect to any of the foregoing; (E) request that the Company or any of its Representatives amend or waive any provision of this paragraph, or make any public announcement with respect to the restrictions of this paragraph or any plan, arrangement or intention with respect to any of the actions restricted by this paragraph, or take any action which would reasonably be expected to require the Company to make a public announcement regarding the possibility of a business combination or merger; or (F) advise, assist or knowingly encourage, or direct any person to advise, assist or knowingly encourage any other persons, in connection with any of the foregoing.

The restrictions set forth in the immediately preceding paragraph will not prohibit you, through your chief executive officer, from confidentially communicating to the chief executive officer or chairman of the board of directors of the Company a non-public proposal regarding a Transaction in such a manner as would not reasonably require public disclosure thereof. Furthermore, following such time as: (i) the Company enters into an agreement with any person or group, which provides for the acquisition by such person or group of all or substantially all the assets of the Company or for any business combination with any person or group that would result in the Company’s stockholders immediately prior to such combination holding, directly or indirectly, less than 50% of the common and equivalent equity of the surviving entity resulting from the business combination after such combination (each, a “Third Party Acquisition”); or (ii) any person or group commences a tender or exchange offer that, if consummated, would result in such person or group acquiring more than 50% of the outstanding voting securities of the Company and that has been approved or recommended by the board of directors of the Company; or (iii) the Company has publicly disclosed that it is conducting a process intended to result in a Third Party Acquisition, you may engage in the activities specified in clauses (A) through (D) of the immediately preceding paragraph in connection with a proposal made by you to all Company stockholders to acquire at least a majority of the outstanding shares of the Company, whether by tender or exchange offer, merger or other business combination.

This agreement shall be governed by and construed in accordance with the laws of the State of New York. Each party hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America located in the State of New York for any action, suit, or proceeding arising out of or relating to this agreement and the transactions contemplated by this agreement (and agrees not to commence any action, suit, or proceeding relating thereto except in such courts). Each party hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit, or proceeding arising out of this agreement in the courts of the State of New York or the United States of America located in the State of New York, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit, or proceeding brought in any such court has been brought in an inconvenient forum.

Each party hereby acknowledge and agree that the other party may be irreparably injured by a breach of this agreement by such party or its Representatives and that money damages may be an inadequate remedy for an actual or threatened breach of this agreement because of the difficulty of ascertaining the amount of damage that will be suffered by the non-breaching party in the event that this agreement is breached. Therefore, each party agrees that the non-breaching party shall be entitled to specific performance of this agreement and injunctive or other equitable relief as a remedy for any such breach and each party waives any requirement for the securing or posting of any bond by the non-breaching party in connection with such remedy. Such remedy shall not be deemed to be the exclusive remedy for breach of this agreement, but shall be in addition to all other remedies available at law or in equity to the non-breaching party. If any term, provision, covenant or restriction of this agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

This agreement shall inure to the benefit of and be binding upon the parties and their respective successors. Neither party may assign this agreement without the prior written consent of the other party. No failure or delay in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder. This agreement contains the entire agreement between the parties concerning the subject matter hereof and supersedes all previous agreements, written or oral, relating to the subject matter hereof. No modifications of any agreements in this agreement or waiver of the terms and conditions hereof will be binding on the parties unless approved in a separate writing by both of the parties hereto expressly so modifying or waiving such agreements, terms and conditions.

This agreement shall terminate upon the earlier to occur of (i) the closing of a Transaction contemplated by this agreement, and (ii) three (3) years after the date hereof.

This agreement may be executed in counterparts, each of which shall be deemed to be an original, but both of which shall constitute the same agreement.

[Signature page follows]

If you are in agreement with the foregoing, please so indicate by signing and returning one copy of this agreement, which will constitute our agreement with respect to the matters set forth herein.

Very truly yours,

CHATTEM, INC.

By:	/s/ Theodore K. Whitfield, Jr.
Name: Theodore K. Whitfield, Jr. Title: Vice President, General Counsel and Secretary

Confirmed and Agreed to:

SANOFI-AVENTIS

By:	/s/ Karen Linehan
Name: Karen Linehan Title: Senior Vice President and General Counsel

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